Exhibit 3.2

BY-LAWS

WECOSIGN, INC.
A California Corporation

Table of Contents

(i)

BY-LAWS

Table of Contents Cont.

(ii)

BY-LAWS

Table of Contents Cont.

		PAGE
ARTICLE VI. - ANNUAL REPORTS		15
6.1	Annual Report to Shareholders	15

ARTICLE VII. - AMENDMENTS TO BY-LAWS		15
7.1	By Shareholders	15
7.2	Power of Directors	15
7.8	Record of Amendments	16

ARTICLE VIII. - MISCELLANEOUS		15
8.1	References to Code Sections GCL	15
8.2	Shareholders' Agreement	15
8.8	Shares in Other Corporations	18
8.4	Subsidiary Corporations	16
8.5	Indemnity	16
8.6	Excessive Compensation	16

(iii)

BY-LAWS

WECOSIGN, INC.
A California Corporation

ARTICLE I.

DIRECTORS AND MANAGEMENT

1.1     Powers.

Subject to the provisions of the General Corporation Law of California, effective January 1, 1977 (to which the various Section numbers quoted herein relate) and subject to any limitation in the Articles of Incorporation and the By-Laws relating to action required to be approved by the Shareholders (Sec. 153) or by the outstanding shares (Sec. 152), the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

1.2     Standard of Care.

Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. (Sec. 309)

1.3     Exception for Close Corporation.

Notwithstanding the provisions of Section 1.1, in the event that this corporation shall elect to become a close corporation, as defined in Sec. 158, its Shareholders may enter into a Shareholders' Agreement, as provided in Sec. 300(b). Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the shareholders, provided however such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors, as provided in Sec. 300(d).

1.4     Number and Qualification.

The Board of Directors of the corporation shall consist of such number, not less than one (1) or more than three (3) persons or such number as shall be fixed from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders of the corporation and until his or her successor shall have been duly elected and qualified. Directors need not be citizens of the United States or residents of the state of incorporation or shareholders of the corporation.

1.5     Election and Tenure of Office.

The Directors shall be elected by ballot at the annual meeting of the Shareholders, to serve for one year or until successors are elected and have qualified. Their term of office shall begin immediately after election.

1.6     Vacancies.
Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining, director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who after incorporation is convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

1.7     Removal of Directors.

The entire Board of Directors or any individual Director may be removed from office as provided by §302, §303 and §304 of the Corporation Code of the State of California.

In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

1.8     Notice. Place and Manner of Meetings.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or au Director and shall be held at the principal executive office of the corporation in the State of California, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained as required by Sec. 312 of the Code by the Secretary or other Officer designated for that purpose.

1.9     Organization Meetings.

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

1.10     Other Regular Meetings.

No other regular meetings of the Board of Directors shall be required to be held.

1.11     Special Meetings - Notices - Waivers.

Special meetings of the Board may be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or the Secretary or by any two Directors, or by one Director if only one is provided.

At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation, (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

When all of the Directors are present at any Directors' meeting, however called or noticed, and either:

(a) sign a written consent thereto on the records of such meeting; or

(b) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation; or

(c) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

1.12     Sole Director Provided by Articles of Incorporation.

In the event only one Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

1.13     Directors Acting by Unanimous Written Consent,

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

1.14     Quorum.

A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled is valid as a Corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

1.15     Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

1.16     Compensation of Directors.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the company in any other capacity and receiving compensation therefor.

1.17     Committees.

Committees of the board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors.

1.18     Advisory Directors.

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

1.19     Resignations,

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE II.

OFFICERS

2.1     Officers.

The officers of the corporation shall be a President, a Secretary, and a Treasurer-Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 2.3 of this Article. One person may hold two or more offices.

2.2     Election.

The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Paragraph 2.3 and 2.4 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

2.3     Subordinate Officers. Etc,

The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

2.4     Removal and Resignation,

Any Officer may be removed, either with or without cause, by a majority of the Directors at any time in office, at any regular or special meeting of the Board of Directors, or, except in case of an Officer chosen by the Board, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No person elected an officer has a proprietary interest in his position. Contracts of employment and employment relationships are separate and distinct from officership status.

2.5     Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

2.6     The Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties.

(a) He or she shall preside at all shareholders' meetings;
(b) He or she shall preside at all meetings of the Board of Directors; and
(c) He or she shall be a member of the executive committee, if any.

2.7     Chief Executive Officer.   Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board of Directors and the Chairman, have general supervision, direction and control over the business affairs, property of the Corporation and general supervision over its officers, employees, and agents of the Corporation. The Chief Executive Officer shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The Chief Executive Officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board.

2.8      President,. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors and the Chief Executive Officer, the President, if there be such an officer elected, shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall preside at all meetings of the Stockholders in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a Corporation, and shall have other powers and duties as may be prescribed by the Board of Directors and the Chief Executive Officer.

2.9     Vice Presidents.  In the absence or disability of the Chairman, the Chief

Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chairman, the Chief Executive Officer or the President.

2.10    Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

2.11     Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a stock ledger, or a duplicate stock ledger, showing the names of all Stockholders and their addresses, the numbers and classes of shares held by each, the number and dates of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

2.12     Salaries. The salaries and other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the Corporation.

2.13     Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the Corporation which may come into his or her hands.

ARTICLE III.

SHAREHOLDERS MEETINGS

3.1     Place of Meetings.

Meetings of the Shareholders shall be held at the principal executive office of the corporation, in the State of California, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

3.2     Annual Meetings.

The annual meetings of the Shareholders shall be held, each year, at the time and place as designed by the Board of Directors.

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shalt elect a Board of Directors, consider reports of the affairs of the corporation, and transfer such other business as may be properly brought before the meeting.

3.3     Special Meetings.

Special meetings of the Shareholders may be called at any time by the Board of Directors, the President or by one or more Shareholders holding not less than ten percent (10%) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of a written request addressed to the President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty-five nor more that sixty days after the receipt of such request. If such notice is not given within twenty days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these By-Laws or apply to the Superior Court as provided in Sec. 305(c).

3.4     Notice of Meetings - Reports.

Notice of meetings, annual or special, shall be given in writing not less than ten nor more than sixty days before the date of the meeting, to Shareholders entitled to vote there at by the Secretary or the Assistant Secretary, of if there be no such Officer, or in the case of his neglect or refusal, by any Director or Shareholders.

(a)            Service of Notices or Reports. Such notices or any reports shall be given personally or by mail or other means of written communication shall be sent to the Shareholders' address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

(b)            Contents. Notice of any meeting of Shareholders shall specify the place, the day , and the hour of the meeting, and (1) in case of special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

(c)            Lack of! Shareholder Address, If a Shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

(d)            Notice Effective. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

(e)           Adjournment. When a meeting is adjourned for forty-five days or more, notice of the adjourned meeting shall be given as in the same case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

3.5     Validation of Shareholders' Meetings,

The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and it, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Sec. 601(e).

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided further that while ordinarily Directors can only be elected by unanimous written consent under Sec. 603(d), if the Directors fail to file a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of the shares entitled to vote for the election of Directors.

3.6      Other Actions Without a Meeting.

Unless otherwise provided in General Corporations Law or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

3.7     Shareholders Acting Without a Meeting - Directors,

Unless the consents of all Shareholders entitled to vote have been solicited in writing:

(a) Notice of any Shareholder approval pursuant to §310, §317, §1201, or §2007, without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval; and

(b) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder's proxy holders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not be so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

3.8     Quorum.

The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

3.9     Voting Rights,

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the date of any meeting of Shareholders, unless some other day be fixed by Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

(a)             Cumulative Voting. Except as otherwise provided by applicable law, there shall be no cumulative voting.

(b)            Election Results. The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding thirty days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall come into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record at such meeting, or those entitled to receive such dividends, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

3.10     Proxies.

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of §604 and §705 of the Code and filed with the Secretary of the Corporation.

3.11     Organization.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman of such meeting. The Secretary of the company shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

3.12     Inspectors to Election,

In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the Chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one or three as determined by a majority of the Shareholders represented at the meeting.

3.13     Shareholders' Agreements.

Notwithstanding the above provisions in the event this corporation elects to become a close corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. '706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

ARTICLE IV.

CERTIFICATES AND TRANSFER OF SHARES

4.1     Authority to Issue.

        The Corporation may issue one or more classes or series of shares, or both, with full, limited, or no voting rights, and with such other rights, preferences, privileges, and restrictions as determined by the Board of Directors and consistent with the Articles of Incorporation.

4.2     Consideration.

Shares may be issued for such consideration as is determined from time to time by the Board of Directors, limited to any one or more of the following:

(a) Money paid;

(b) Labor done;

(c) Services previously rendered to or for the benefit of the Corporation or to be rendered under contract with the Corporation.

(d) Debts or securities canceled;

(e)Tangible or intangible property actually received by the Corporation.

Promissory notes of the purchaser or future services shall NOT constitute acceptable payment in full or part payment for shares of the Corporation. When such shares are issued for any consideration other than money, the Board must state by resolution its determination, in monetary terms, of the fair market value of the consideration passing to the corporation. In absence of fraud, the judgment of the Board of Directors as to the value of such consideration shall be conclusive.

4.3     Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holders of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences, and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

4.4     Transfer on the Books

The shares of the Corporation shall be assignable and transferable by the registered owner, or by his duly authorized attorney-in-fact.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

4.5     Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall if the Directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

4.6     Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be registered with the Securities and Exchange Commission, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

4.7     Closing Stock Transfer Books - Record Date.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action.

(a)             If No Record Date is Fixed, The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)             Record Date re: Consent of Shareholders Without Meeting, The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, of the 60th day prior to the date of such other action, whichever is later.

4.8     Legend Condition,

In the even any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

4.9     Close Corporation Certificates.

All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by §418(c).

ARTICLE V.

CORPORATE RECORDS AND REPORTS - INSPECTION

5.1     Records.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records, and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

5.2     Inspection of Books and Records,

All books and records, provided for in Sec. 1500, shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in Sec. 16001602.

5.3     Certificate and Inspection of By-Laws.

The original of a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the company, at all reasonable times during office hours, as provided in §213 of the Corporations Code.

5.4     Checks. Drafts. Etc.

All checks, drafts or other orders for payments of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

5.5     Contracts. Etc, - How Exeepted.

The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

ARTICLE VI.

ANNUAL REPORTS

6.1     Annual Reports to Shareholders.

The Annual Report to Shareholders provided for in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE VII.

AMENDMENTS TO BY-LAWS

7.1     By Shareholders.

New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or at any other meeting or the Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such Shareholders.

7.2     Powers of Directors.

Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1.1 of this Article 7., and the limitations of Sec. 204(a)(5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law amendment thereof changing the authorized number of Directors.

7.3     Record of Amendment.

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE VIII.

MISCELLANEOUS

8.1     References to Code Sections,

"Sec." references herein refer to the equivalent Sections of the General Corporations Law effective January 1, 1977, as amended.

8.2     Affect of Shareholders' Agreement.

Any Shareholders' Agreement authorized by Sec. 300(b), shall only be effective to modify the terms of these By-Laws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158 (defining close corporation), 202 (requirements of Article of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201(e) (reorganization), or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution), or 22 (Crime and Penalties). Any other provisions of the Code or these By-Laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

8.3     Representation of Shares in Other Corporations,

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President, or any Vice President, and the Secretary or an Assistant Secretary.

              8.4     Subsidiary Corporations.

        Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A Subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

8.5     Indemnification.

The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Section, and "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of a corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

8.6     Excessive Compensation.

In the event the Treasury Department or the Internal Revenue Service or the Franchise Tax Board shall determine that any compensation, expense, or reimbursement for expense paid by this corporation to an employee is excessive to extent that a part of the compensation is considered unreasonable and unallowable as a deduction by the corporation for federal income tax purposes for any taxable year, and this determination is made final by the appropriate state or federal taxing agency or a final judgment by a court of competent jurisdiction, and no appeal shall be taken form the judgment, or the applicable period for filing notice of appeal should have expired, such employee shall be required to return to the corporation such part of the compensation as shall be determined to be unreasonable and unallowable.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that the undersigned is the secretary of WECOSIGN, INC., a corporation duly organized and existing under and by virtue of the laws of the State of California; that the above and foregoing Bylaws of said corporation were duly adopted by the Board of Directors of the corporation and by the Shareholders of the corporation, and that the above and foregoing Bylaws are now in full force and effect.

/s/  Tara D. Jakabaitin
Secretary